Exhibit 99.7

NORTHWEST BANCORP, INC.
100 LIBERTY STREET
WARREN, PA 16365

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until __:__ _.M. Eastern Time on _________, ______. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-_____________
Use any touch-tone telephone to transmit your voting instructions up until __:__ _.M. Eastern Time on ________, _____. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to
____.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

PLEASE MARK VOTES AS IN THIS EXAMPLE ■

DETACH AND RETURN THIS PORTION ONLY

THIS REVOCABLE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

NORTHWEST BANCORP, INC.

The Board of Directors recommends a vote "FOR" each of the listed proposals.

1. The approval of a plan of conversion and reorganization as described in the proxy statement/prospectus dated _____________, 2009.		FOR ☐	AGAINST ☐	ABSTAIN ☐
2. The establishment of the Northwest Charitable Foundation, a Delaware non-stock corporation that will be dedicated to charitable purposes within the communities in which Northwest Savings Bank conducts its business, and the contribution to the foundation by Northwest Bancshares, Inc. of $1.0 million in cash and shares of common stock with an aggregate value of cash and stock equal to 2% of the common stock sold by Northwest Bancshares, Inc. in the offering pursuant to the plan of conversion and reorganization.		FOR ☐	AGAINST ☐	ABSTAIN ☐
3. The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization and/or the establishment and funding of the Northwest Charitable Foundation.		FOR ☐	AGAINST ☐	ABSTAIN ☐
4. The following informational proposals:				
4a. Approval of a provision in Northwest Bancshares, Inc.'s articles of incorporation to limit the ability of stockholders to remove directors.		FOR ☐	AGAINST ☐	ABSTAIN ☐
4b. Approval of a provision in Northwest Bancshares, Inc.'s articles of incorporation requiring a supermajority vote to approve certain amendments to Northwest Bancshares, Inc.'s articles of incorporation.		FOR ☐	AGAINST ☐	ABSTAIN ☐
4c. Approval of a provision in Northwest Bancshares, Inc.'s bylaws requiring a supermajority vote of stockholders to approve stockholder-proposed amendments to Northwest Bancshares, Inc.'s bylaws.		FOR ☐	AGAINST ☐	ABSTAIN ☐
4d. Approval of a provision in Northwest Bancshares, Inc.'s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Northwest Bancshares, Inc.'s outstanding voting stock.		FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of the Meeting and a Proxy Statement/Prospectus dated ___________, 2009.
Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Signature (PLEASE SIGN WITHIN THE BOX)	Date	Signature (Joint Owners)	Date

REVOCABLE PROXY NORTHWEST BANCORP, INC. SPECIAL MEETING OF STOCKHOLDERS The signer(s), on the reverse side hereby appoint(s) the official proxy committee consisting of the entire Board of Directors with full powers of substitution, to act as attorneys and proxies, to vote all shares of Common Stock of the Company which the signer(s) is/are entitled to vote at the Special Meeting of Stockholders (“Meeting”) to be held on at at ___:___.m. The official proxy committee is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF THIS PROXY IS SIGNED AND DATED AND NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. Address Changes: